UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2007

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Bonus Plan

On May 10, 2007, at the 2007 Annual Meeting of Stockholders of Google Inc. (the “Annual Meeting”), the stockholders adopted the Executive Bonus Plan (the “Plan”), effective as of January 1, 2007. The Plan is a variable cash incentive program designed to motivate participants to perform to the best of their abilities and achieve Google’s financial and other performance objectives. In addition, the Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended.

The Plan is further described on the Form 8-K as filed on March 28, 2007. A copy of the plan is being filed as Exhibit 10.23 to this Form 8-K and is incorporated herein by reference in its entirety.

2004 Stock Plan

On May 10, 2007, at the Annual Meeting, the stockholders approved an amendment to the Google 2004 Stock Plan (the “2004 Stock Plan”) to increase by 4,500,000, the number of authorized shares of Class A common stock that may be issued thereunder.

A copy of the 2004 Stock Plan is being filed as Exhibit 10.08 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Incorporated by reference herein
Exhibit No.	Description	Form	Date
10.08*	2004 Stock Plan

10.23	Google Inc. Executive Bonus Plan	Current Report on Form 8-K	March 22, 2007

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: May 15, 2007	/s/ Eric Schmidt
Eric Schmidt
Chairman of the Executive Committee and Chief Executive Officer

EXHIBIT INDEX

Incorporated by reference herein
Exhibit No.	Description	Form	Date
10.08*	2004 Stock Plan

10.23	Google Inc. Executive Bonus Plan	Current Report on Form 8-K	March 22, 2007

*	Filed herewith.